UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney Street, Suite 3275, Houston, TX 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 276-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on February 19, 2019, Aceto Corporation, a New York corporation (the “Company”), and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Debtors chapter 11 cases are being jointly administered under the caption and case number, In re Aceto Corporation, et al., Case No. 19-13448 (Jointly Administered).

Confirmation of Plan of Liquidation

On September 18, 2019, the Bankruptcy Court entered an order confirming (the “Confirmation Order”) the Second Modified Joint Plan of Liquidation of Aceto Corporation and Its Affiliated Debtors, as amended and supplemented, including pursuant to the Confirmation Order (the “Plan”). Copies of the Plan and the Confirmation Order are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Summary of Plan of Liquidation

The following is a summary of the material terms of the Plan, as confirmed by the Bankruptcy Court. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan which is filed as Exhibit 2.1 to this Current Report on Form 8-K. Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Plan is a liquidating plan that provides, among other things, for appointment of a Plan Administrator to administer the Plan in accordance with the terms of the Plan and the Plan Administrator Agreement. The Plan Administrator will have complete control over the day-to-day decisions and operations of the Liquidating Debtors except as provided for in the Plan or Plan Administrator Agreement. The Plan also provides for creation of a post-confirmation Oversight Committee to oversee certain actions of the Plan Administrator.

The Plan Administrator will administer the liquidation of the Debtors’ remaining assets and provide for distributions to Holders of Allowed Claims and Allowed Interests in accordance with the terms of the Plan. The Plan creates the following eleven classes of Claims against and Interests in the Debtors and provides for the treatment thereof: Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 3A (General Unsecured Claims Against Aceto Chemical Plus Debtors), Class 3B (General Unsecured Claims Against Rising Pharma Debtors), Class 3C, (General Unsecured Claims against Arsynco), Class 3D (General Unsecured Claims against Acci Realty), Class 4A (Subordinated Claims Against Aceto Chemical Plus Debtors), Class 4B (Subordinated Claims Against Rising Pharma Debtors), Class 5 (Intercompany Claims), Class 6A (Interests in Aceto) and Class 6B (Interests in all Debtors Other than Aceto).

The Plan provides for distributions to Holders of Allowed Claims in accordance with the terms of the Plan. In addition, the Plan provides that if after payment in full of all Allowed Class 3A General Unsecured Claims against the Aceto Chemical Plus Debtors (including payment of post-petition interest, if any, as set forth in the Plan and the Confirmation Order) and/or reserving for sufficient amounts for the payment of all potential Allowed Claims in Class 3A and all other wind-down costs and expenses, the Plan Administrator determines that additional Aceto Net Distributable Assets are available for distribution, then subject to the other terms of the Plan, the Plan Administrator shall make such distributions to Holders of Interests in Aceto as of the Distribution Record Date ratably with Holders of Allowed Subordinated Claims against the Aceto Chemical Plus Debtors in the manner set forth in the Plan. It is unknown and cannot be determined at this time whether Allowed Class 3A General Unsecured Claims against the Aceto Chemical Plus Debtors will be paid in full (with interest) as set forth in Section 3.02 of the Plan and the Confirmation Order and therefore whether any assets will be available for distributions to Holders of Interests in Aceto.

The Effective Date of the Plan will be the first Business Day on which (i) all conditions precedent to the effectiveness of the Plan set forth in Section 10.01 of the Plan have been satisfied or waived in accordance with the terms of the Plan and (ii) no stay of the Confirmation Order is in effect.

Assets and Liabilities

As of July 31, 2019, the Company had total assets of $108,458,755 and total liabilities of $157,969,244, as disclosed in the Company’s most recent monthly operating report filed with the Bankruptcy Court on August 23, 2019 and filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 26, 2019.

Item 3.03 Material Modification to Rights of Security Holders.

Cancellation of Certain Instruments and Agreements

Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, options, warrants, rights, and other instruments evidencing an ownership interest in the Debtors, contractual, legal, equitable, or otherwise, rights to acquire any of the foregoing, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including the Company’s common stock, par value $0.01 per share (the “Common Stock”), Notes Claims, and other Interests in the Company, shall be automatically canceled and surrendered without any need for further action, notice, deed or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors or the Liquidating Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full, and the Notes Indenture Trustee shall be released from all duties thereunder; provided that notwithstanding confirmation or consummation of the Plan, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes set forth in Section 5.07 of the Plan, provided, further, that except as provided in the Plan or the Confirmation Order, the preceding proviso shall not affect the settlement and release of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, as applicable, or result in any expense or liability to the Debtors or the Liquidating Debtors, as applicable. Additionally, as of the Effective Date, the Debtors’ securities registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, will be automatically deregistered and all related reporting obligations with the United States Securities and Exchange Commission will be terminated.

The registered securities to be cancelled on the Effective Date include all of the Company’s Common Stock; provided that one share of the Company’s Common Stock will be issued and transferred to the Plan Administrator for purposes of administering the wind-down of the Company. No other shares of the Company’s Common Stock will be reserved for future issuance in respect of Claims and Interests filed and allowed under the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Plan provides that immediately following the Effective Date, the members of the Company’s board of directors will be deemed to have resigned and the Plan Administrator will be appointed as the sole officer and director of the Company. Each of the Company’s current directors and remaining executive officers will cease to be directors and officers of the Company on the Effective Date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	The Second Modified Joint Plan of Liquidation of Aceto Corporation and Its Affiliated Debtors.

99.1	Confirmation Order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: September 20, 2019	By:	/s/ Steven S. Rogers
Steven S. Rogers
President